Exhibit 21.1

TALOS ENERGY INC. - LIST OF SUBSIDIARIES

Company Name	Jurisdiction of Incorporation
Talos Production LLC	Delaware
Talos Production Finance Inc.	Delaware
Talos Energy Offshore LLC	Delaware
Talos ERT LLC	Delaware
Talos Energy LLC	Delaware
Talos Energy Phoenix LLC	Delaware
Talos Petroleum LLC	Delaware
Talos Resources LLC	Delaware
Whistler Energy II, LLC	Delaware
Talos Energy International LLC	Delaware
Talos Mex Holding Coöperatief U.A.	Netherlands
Talos Mex B.V.	Netherlands
Talos Energy México 2 S. de R. L. de C. V.	Mexico
Talos Energy Offshore México 2 S. de R. L. de C. V.	Mexico
Talos Energy México 7 S. de R. L. de C. V.	Mexico
Talos Energy Offshore México 7 S. de R. L. de C. V.	Mexico
AIF VII (Talos DC), LLC	Delaware
ANRP (Talos DC), LLC	Delaware
AP Overseas Talos Holdings (DC I), LLC	Delaware
AP Overseas Talos Holdings (DC II), LLC	Delaware
AP Overseas Talos Holdings (DC III), LLC	Delaware
AP Overseas Talos Holdings (DC IV), LLC	Delaware
New Talos Sub Inc.	Delaware
Riverstone V Non‐U.S. Talos Corp	Delaware